UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 30, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

001-34763	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200
(Address of principal executive offices and zip code)

(0086) 535-7282997
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Certifying Accountant.

On March 30, 2011, Jiangbo Pharmaceuticals, Inc. (the “Company”) engaged Bernstein & Pinchuk LLP (“B&P”) as its principal accountant to replace Frazer Frost, LLP (“FF”), who advised the Company that it did not intend to stand for re-appointment as the Company’s principal accountant for its next fiscal year. The Company decided to engaged B&P at this time in order to ensure an orderly transition from FF to B&P.  The change in accountants was approved by the Company's Board of Directors and the Audit Committee and did not result from any dissatisfaction with the quality of professional services rendered by FF.

In connection with the audit of the Company's financial statements for the fiscal years ended June 30, 2010 and 2009 and the subsequent interim period, (i) there were no disagreements with FF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to FF's satisfaction, would have caused FF to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Attached as Exhibit 16.1 is a copy of FF's letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K.

During the Company's two most recent fiscal years and in the subsequent interim period prior to March 30, 2011, the Company did not consult with B&P regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and no written or oral advice was provided by B&P that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter of Frazer Frost, LLP to the SEC, dated as of April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Jin Linxian
Name:	Jin Linxian
Title:	Chief Executive Officer

Dated: April 4, 2011